Tauriga Sciences Inc. Restructures Honeywood Transaction and Establishes Licensing and Supply Agreement

Los Angeles, CA -- (Sept. 26, 2014) Tauriga Sciences, Inc. (OTCQB: TAUG) or (“Tauriga” or “the Company”), a diversified life sciences company with interests in the natural wellness sector and in developing a proprietary synthetic biology platform technology, announced the restructuring of its acquisition of Honeywood LLC (“Honeywood”) into a License and Supply Agreement which provides Tauriga access to the Doc Green’s topical cannabis cream and future products. Importantly, this restructuring also results in the full redemption of the common stock shares that were a significant portion of the Honeywood consideration under the merger transaction, which would have provided Honeywood with 15.4% of Tauriga’s non-diluted shares of common stock outstanding at the time of closing, an additional 2.6% of our common stock shares to one of Honeywood’s financial advisors, as well as the opportunity for the Honeywood principals to collectively earn up to an additional aggregate equal to 10% of Tauriga’s common stock outstanding (utilizing the same initial Closing Date). The restructured transaction is significantly less dilutive to Tauriga shareholders because it provides that none of the 18% total common stock consideration and the up to 10% of additional common stock in the form of earn-out shares be issued to Honeywood’s principals.

In addition, pursuant to the new License and Supply Agreement, Honeywood, as an independent entity, has agreed to provide Tauriga with its products, and Tauriga Sciences will also own unique formulations it has developed while working with Honeywood. Tauriga will continue to work with Honeywood LLC and Doc Green’s Healing Collective to formulate and develop other effective topical formulations.

Tauriga’s Chairman & CEO, Dr. Stella M. Sung states, “We are pleased to continue to derive the desired benefits from the impressive cannabis technology developed by Honeywood while regaining a significant amount of our equity to allocate towards the rapid expansion in the natural wellness and synthetic biology sectors.”

Tauriga’s Chief Medical Officer, Lawrence May, M.D. added, “This agreement is consistent with Tauriga’s vision of using known beneficial natural products and ingredients to help people and, in turn, generate shareholder value.”

Tauriga’s natural wellness business also includes “Cannabis Complements,” a line of non-cannabis containing dietary supplements which was launched this summer. These dietary supplements will target cannabis-related effects, such as anxiety, memory and cognitive function, and appetite control. These supplements do not contain cannabis and can be sold nationwide to further build the Tauriga brand, especially in the 23 states where medicinal marijuana is legal.

About Tauriga Sciences, Inc.:

Tauriga Sciences, Inc. (TAUG) is a diversified life sciences company focused on generating profitable revenues in the natural wellness sector and in developing a proprietary synthetic biology platform technology. The mission of the Company is to acquire and build a diversified portfolio of cutting edge technology assets that is capital efficient and of significant value to the shareholders. The Company’s business model includes the acquisition of licenses, equity stakes, rights on both an exclusive and non-exclusive basis, and entire businesses. Management is firmly committed to building lasting shareholder value in the short, intermediate, and long terms. Please visit the Company’s corporate website at www.tauriga.com.

NON SOLICITATION:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any securities offered or issued in connection with the above-referenced merger and/or investment have not been registered, and will be offered pursuant to an exemption from registration.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on TAUG’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which TAUG has little or no control. Such forward-looking statements are made only as of the date of this release, and TAUG assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by TAUG with the Securities and Exchange Commission. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

Contact:

Tauriga Sciences, Inc.:
Dr. Stella M. Sung,
Chairman and Chief Executive Officer
Tauriga Sciences, Inc.
www.tauriga.com
San Diego: + 1-858-353-5749
Montreal: + 1-514-840-3697
Email: ssung@tauriga.com